  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

STANDARD DIVERSIFIED INC.
(Standard Merger Sub, LLC as successor by merger to Standard Diversified Inc.)
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 5th Avenue, 12th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 922-3752

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SDI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on July 16, 2020 of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of April 7, 2020 (the “Merger Agreement”), by and among Standard Diversified Inc. (the “Company”), Turning Point Brands, Inc. (“TPB”) and Standard Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of TPB (the “Merger Sub”).  Pursuant to the Merger Agreement, on July 16, 2020, the Company merged with and into the Merger Sub (the “Merger”), with the Merger Sub continuing as the surviving entity and as a wholly-owned subsidiary of TPB.  The following events took place in connection with the consummation of the Merger:

Item 1.02.	Termination of a Material Definitive Agreement.

On July 13, 2020, in contemplation of satisfying a condition precedent to the closing of the Merger, the Company repaid in full all indebtedness, liabilities and other obligations under, and terminated, the Term Loan Agreement, dated as of September 18, 2019 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), by and among the Company, the other persons party thereto designated as “Borrowers”, the financial institutions party thereto, as lenders, and GACP II, L.P., as Term Agent.  The Company did not incur any material early termination penalties as a result of such termination of the Loan Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Merger Agreement, on July 16, 2020, at the effective time of the Merger, each share of the Company’s Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share (collectively, the “SDI Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (except for shares held by TPB, Merger Sub or any subsidiary of TPB) was converted into the right to receive 0.52095 of a share of TPB Voting Common Stock, par value $0.01 per share (“TPB Common Stock”) (the “Merger Consideration”).  Approximately 7,934,000 shares of TPB Common Stock were issued in connection with the Merger.

Prior to the Effective Time, each then-outstanding stock option with respect to shares of SDI Common Stock was cancelled, and each outstanding award of shares of SDI Common Stock granted under the Plan that was unvested or subject to a risk of forfeiture and awards of restricted stock units relating to shares of SDI Common Stock granted under the Plan was vested.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, the Company notified the New York Stock Exchange American (“NYSE American”) on July 16, 2020 that each share of the SDI Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Merger Consideration, and the NYSE American will file a notification of removal from listing on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the SDI Common Stock in order to effect the delisting of the SDI Common Stock from the NYSE American.  Such delisting will result in the termination of the registration of the SDI Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Merger Sub (as successor by merger to the Company) intends to file a certificate on Form 15 requesting the deregistration of the SDI Common Stock under Section 12(g) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as of the Effective Time, each of the individuals listed below ceased serving as an executive officer or director of the Company:

Gregory H.A. Baxter	Executive Chairman and Interim Chief Executive Officer
Edward J. Sweeney	Interim Chief Financial Officer and Treasurer
Bradford A. Tobin	General Counsel and Secretary
David Glazek	Director
Thomas F. Helms, Jr.	Director
David M. Wurzer	Director
Arnold Zimmerman	Director

Item 9.01.	Financial Statements and Exhibits.

The following document has been filed as an exhibit to this report and is incorporated by reference herein as described above.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger and Reorganization, dated as of April 7, 2020, by and among the Company, TPB and Merger Sub (incorporated by referenced to Exhibit 2.1 to the Company’s Form 8-K filed on April 8, 2020).*

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MERGER SUB, LLC (as successor by merger to Standard Diversified Inc.)

By: Turning Point Brands, Inc., its sole member

Date: July 16, 2020	By:	/s/ Robert Lavan
Name: Robert Lavan
Title: Senior Vice President